                                                                    EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our reports (a) dated February 5, 1998 (except Note 8, as to which the date is March 2, 1998) with respect to the financial statements of Biltmore Hotel Partners and (b) dated May 4, 1998 with respect to the Historical Summaries of the Rental Pool Operations of the Biltmore Villas included in the Registration Statement (Form S-4) and related Prospectus of Florida Panthers Holdings, Inc. for the registration of $340,000,000 9 7/8% senior subordinated notes.


                                                    /s/ ERNST & YOUNG LLP
                                                    ----------------------------
                                                    ERNST & YOUNG LLP


         Phoenix, Arizona
         May 5, 1999